SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Pocahontas Bancorp, Inc.
                            ------------------------
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................

         2) Aggregate number of securities to which transaction applies:

         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         .......................................................................

         4) Proposed maximum aggregate value of transaction:
         .......................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

                          [POCAHONTAS BANCORP, INC. LOGO]





January 5, 2006


Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Pocahontas Bancorp, Inc. (the "Company"). The Annual Meeting will be held at The Jonesboro Country Club, 1408 E. Nettleton Avenue, Jonesboro, Arkansas, at 2:00 p.m. (Arkansas time) on February 8, 2006.

The business to be conducted at the Annual Meeting includes the election of three directors to the Board of Directors of the Company.

The Board of Directors of the Company has determined that the matter to be considered at the Annual Meeting is in the best interest of the Company and its stockholders. The Board of Directors unanimously recommends a vote "FOR" the election of the nominees for director.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,

/s/ Dwayne Powell

Dwayne Powell
President and Chief Executive Officer

                            POCAHONTAS BANCORP, INC.
                            1700 East Highland Drive
                            Jonesboro, Arkansas 72401
                                 (870) 802-1700

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 8, 2006

     Notice is hereby given that the Annual Meeting of Stockholders of Pocahontas Bancorp, Inc. (the "Company") will be held at The Jonesboro Country Club, 1408 E. Nettleton Avenue, Jonesboro, Arkansas, on February 8, 2006 at 2:00 p.m. Arkansas time.

     A Proxy  Card and a Proxy  Statement  for the  Meeting  are  enclosed.

     The Meeting is for the purpose of considering and acting upon the election of three directors to the Board of Directors of the Company, and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on December 20, 2005 are the stockholders entitled to vote at the Meeting, and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available at the Company's main office located at 1700 East Highland Drive, Jonesboro, Arkansas for a period of ten days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.

     EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                       By Order of the Board of Directors

                                       /s/ James A. Edington

                                       James A. Edington
                                       Secretary
Jonesboro, Arkansas
January 5, 2006

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            POCAHONTAS BANCORP, INC.
                            1700 East Highland Drive
                            Jonesboro, Arkansas 72401
                                 (870) 802-1700

                         ANNUAL MEETING OF STOCKHOLDERS
                                February 8, 2006


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pocahontas Bancorp, Inc. (the
"Company") to be used at the Annual Meeting of Stockholders of Pocahontas Bancorp, Inc. (the "Meeting"), which will be held at The Jonesboro Country Club, 1408 E. Nettleton Avenue, Jonesboro, Arkansas, on February 8, 2006, at 2:00 p.m., Arkansas Time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 5, 2006.

                             REVOCATION OF PROXIES

     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your proxy to the Company in order for your vote to be counted. Proxies that are signed, but contain no instructions for voting, will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Meeting.

     Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, James A. Edington, at the address of the Company shown above, or by delivering a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies may also be solicited personally or by mail or telephone by the Company's directors, officers and employees, without additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

                 VOTING SECURITIES AND METHOD OF COUNTING VOTES

     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock") as of the close of business on December 20, 2005 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, there were 4,641,717 shares issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld. That means that the person who receives the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Meeting will be elected director of the Company. There is no cumulative voting for the election of directors.

     In accordance with the provisions of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary or desirable to implement the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by the Company's directors and executive officers as a group, as well as each person who was the beneficial owner of more than 5% of the outstanding shares of Common Stock as of the Record Date.

                                                          Amount of Shares
                                                          Owned and Nature                   Percent of Shares
                                                            of Beneficial                     of Common Stock
 Holder                                                     Ownership (1)                     Outstanding (4)
--------                                                ---------------------             ----------------------

All Directors and Executive Officers
     as a Group (10 persons)                                  1,164,670                            25.1%

First Community Bank                                           642,400                             13.8%
401(k) Savings and Employee Stock
Ownership Plan. (2)(3)
1700 East Highland Drive
Jonesboro, AR  72401

James A. Edington                                              313,368                             6.8%
1700 East Highland Drive
Jonesboro, Arkansas  72401

Tontine Financial Partners, L.P.                               409,848                             8.8%
Tontine Partners, L.P.
Tontine Management, L.L.C.
Jeffrey L. Gendell
200 Park Avenue, Suite 3900
New York, New York  10166

Dimensional Fund Advisers, Inc.                                270,400                             5.8%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401otes on following page)

------------------------
(1) Based solely upon the filings made pursuant to the Exchange Act and information furnished by the respective persons. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has sole or shared voting or investment power with respect to such shares, or has a right to acquire beneficial ownership at any time within 60 days from the date as to which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

     Includes all shares held directly as well as shares owned by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2) Under the First Community Bank 401(k) Savings and Employee Stock Ownership Plan (the "ESOP"), shares allocated to participants' accounts are voted in accordance with the participants' directions. Unallocated shares held by the ESOP are voted by the ESOP Trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares. As of the Record Date, 602,859 shares of Common Stock were allocated under the ESOP.
(3) Excludes 88,879 shares of Common Stock or 12.2% of the shares of Common Stock outstanding, owned by the ESOP for the benefit of the Named Executive Officers.
(4) Total Common Stock outstanding includes shares that may be acquired pursuant to presently exercisable options.

                        PROPOSAL -- ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of eight members. The Company's bylaws provide that approximately one-third of the Directors are to be elected annually. Directors of the Company are generally elected to serve for a three-year period or until their respective successors shall have been elected and shall qualify. Three directors will be elected at the Meeting. The Nominating Committee of the Board of Directors has unanimously nominated Ralph
P. Baltz, Marcus Van Camp and Lindley Smith to serve as directors for terms of three years. The nominees currently are members of the Board of Directors. If elected at the Meeting, the directors will serve for three years and until their respective successors shall have been elected and shall qualify.

     The table below sets forth certain information regarding members of the Company's Board of Directors, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting for the election of the nominees identified below. The proxies solicited on behalf of the Board of Directors cannot be voted for a greater number of persons than the three named nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected.


                                                                                                 Shares of
                                                                                                   Common
                                                                                                   Stock
                                                                                                Beneficially
                                                                   Served        Current          Owned on         Percent
                                       Positions Held in the        Since        Term to        Record Date           Of
      Name (1)           Age(4)               Company                (2)         Expire             (3)             Class
---------------------   --------    ---------------------------   --------     ----------     ----------------    ---------
Directors Continuing in Office

Dwayne Powell              41       President, Chief Executive      2000          2007            213,213            4.6%
                                       Officer and Director
N. Ray Campbell            56                Director               1992          2007             35,591            0.8%
A.J. Baltz, Jr.            78                Director               2001          2007            158,752            3.4%
James A. Edington          55                Director               1994          2008            313,368            6.8%
Bruce Burrow               62                Director               2005          2008            123,000            2.6%

Nominees

Ralph P. Baltz             57          Chairman of the Board        1986          2006            186,794            4.0%
Marcus Van Camp            57                Director               1990          2006             48,752            1.1%
Lindley Smith              54                Director               2004          2006             18,723            0.4%

Executive Officers

Terry Prichard             46         Chief Financial Officer       2001           N/A             21,069            0.4%
Brad Snider                45         Chief Operating Officer       2002           N/A             45,408            1.0%

------------------------
(1) The mailing address for each person listed is 1700 East Highland Drive, Jonesboro, AR 72401. Each of the directors listed is also a director of First Community Bank (the "Bank"), the Company's wholly owned subsidiary.
(2) Reflects initial appointment to the Board of Directors of the Company's mutual predecessor for directors who have served since earlier than 1994.
(3) See definition of "beneficial ownership" in the table "Beneficial Ownership of Common Stock."
(4)  As of December 20, 2005

Board of Directors

     Ralph P. Baltz has been Chairman of the Board of the Bank since January 1997 and of the Company since its formation. Mr. Baltz is a general contractor and residential developer and is the President and owner/operator of Tri-County Sand and Gravel, Inc. Mr. Baltz is a cousin of A.J. Baltz, Jr.

     James A. Edington served as President and Chief Executive Officer of the Bank and the Company from April 1999 through September 2001; prior to that, he served the Bank and the Company as Executive Vice President. He has been the Bank's compliance officer, security officer, secretary, and treasurer. Mr. Edington has been employed in executive roles with the Bank since 1983.

     Dwayne Powell, was appointed as President and Chief Executive Officer of the Company and the Bank in October 2001. Previously, he served as Chief Financial Officer of the Bank from October 1996 through September 2001 and of the Company since its formation. Prior to that, Mr. Powell was an Audit Manager for Deloitte & Touche LLP, primarily serving financial institution clients.

     Marcus Van Camp is retired. Prior to his retirement, Mr. Van Camp was Superintendent of Schools at Pocahontas Public Schools for over 30 years.

     N.  Ray  Campbell  is  the  owner  and  operator  of  Big  Valley   Trailer
Manufacturing. Prior to this, Mr. Campbell was the Plant Manager of Waterloo Industries, an industrial firm located in Pocahontas, Arkansas.

     A. J. Baltz, Jr. is owner and operator of Baltz Feed Store in Pocahontas, Arkansas. Mr. Baltz owns farmland and leases out commercial properties. Mr. Baltz is a cousin of Ralph P. Baltz.

     Lindley Smith was appointed to the Board in July 2004. Mr. Smith served as Chairman, President and Chief Executive Officer of First Community Bank prior to its acquisition by the Company in 2001. Mr. Smith is currently commissioner of the Arkansas State Aeronautics Commission and trustee of the Arkansas State University Charitable Educational Foundation in Newport, Arkansas.

     Bruce Burrow is a commercial real estate developer and a Governor-appointed Commissioner to the Arkansas Department of Economic Development. Mr. Burrow is partner of the Jonesboro-based MBC Holdings, LLC (formerly Belz-Burrow Development Group); is president of Realty Associates Development Group; and is chairman of Burrow Halsey Realty Group, Inc. He also serves on the board of directors for the Craighead County Jail, Jonesboro Unlimited and the Cardiology Associates Foundation.

     Terry Prichard is the Chief Financial Officer of the Company and the Bank and was appointed to those positions in August 2002. Previously she served the Company and the Bank as Controller and has been employed by the Bank since 1986.

     Brad Snider is the Chief Operating Officer of the Company and the Bank and was appointed to those positions in June 2002. Previously he served as the President and Chief Executive Officer of North Arkansas Bancshares, Inc. from July 1991 through June 2002 when that company merged into the Company. Mr. Snider also serves on the Board of Directors for the Bank.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they filed. Except as stated above, the Company knows of no person who owns 10% or more of the Common Stock. Based solely on the review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the year ended September 30, 2005, the Company's officers and directors satisfied the reporting requirements promulgated under Section 16(a) of the 1934 Act.

Board Independence

     The Board of Directors consists of a majority of "independent directors" within the meaning of the NASDAQ corporate governance listing standards. The Board of Directors of the Company has determined that directors Van Camp, Campbell, Burrow and A.J. Baltz are each "independent" within the meaning of the NASDAQ corporate governance listing standards. The Board of Directors has adopted a policy that the independent directors of the Board shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled Board meetings.

Meetings and Committees of the Board of Directors

     The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. During the fiscal year ended September 30, 2005 the Board of Directors held 12 regular and no special meetings. During the fiscal year ended September 30, 2005 no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

Audit Committee

     The Audit Committee of the Company consists of Directors Van Camp, A.J. Baltz, Campbell and Burrow. The Audit Committee met eight times during the fiscal year ended September 30, 2005. The Audit Committee normally meets on a quarterly basis. The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, systems of internal controls regarding finance, accounting and legal compliance and monitoring the independence and performance of the Company's independent auditors and internal auditing department. The Company's management has primary responsibility for preparing the Company's financial statements and supervising the Company's financial reporting process. The Company's independent accountants are responsible for expressing an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit.

     Each member of the Audit Committee is "independent" as defined in the Nasdaq Corporate Governance Listing Standards as applicable on the date of this Proxy Statement. The Board of Directors has determined that director Van Camp qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee, which was last amended during 2004.

Nominating  Committee

     The Nominating Committee consists of Directors Van Camp, Campbell and A.J. Baltz, and meets annually to present officer and director candidates to the Company. The Nominating Committee met once during the fiscal year ended September 30, 2005. The Board of Directors of the Company has adopted a written charter for the Nominating Committee, which is available on the Company's website at www.fcb-online.com.

The functions of the Nominating Committee include the following:

     o leading the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

     o selecting individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders;

     o    adopting   procedures  for  the  submission  of   recommendations   by
          stockholders for nominees for the Board of Directors;

     o reviewing and monitoring the Board of Directors compliance with applicable Nasdaq Stock market listing standards for independence;

     o making recommendations to the Board of Director regarding the size and composition of the board and developing and recommending to the Board of Directors criteria such as independence, experience relevant to the needs of the Company, leadership qualities, diversity and stock ownership for the selection of individuals to be considered for election or re-election to the Board of Directors;

     o reviewing the Board of Directors' committee structure and recommending to the Board of Directors for its approval directors to serve as members of each committee, or a process for such selection; and

     o annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

     The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.
Current members of the Board of Directors with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. In addition, the Nominating Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The Nominating Committee shall have sole authority to approve related fees and retention terms.

     Procedures for the Nomination of Directors by Stockholders. The Nominating Committee has adopted procedures for the submission of director nominees by stockholders of the Company. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by the Company's stockholders. Stockholders can submit the names of qualified candidates for director by writing to the Corporate Secretary of the Company at 1700 East Highland Drive, Jonesboro, Arkansas 72401. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the mailing date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

     o a statement that the writer is a stockholder of the Company and is proposing a candidate for consideration by the Nominating Committee;

     o the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);

     o the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder's ownership should be provided);

     o    a statement of the candidate's business and education experience;

     o such other information regarding the candidate as would be required to be included in this Proxy Statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;

     o a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

     o detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

     o a statement of the candidate that the candidate is willing to be considered and willing to serve as a director of the Company if nominated and elected.

     A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders of the Company must comply with the procedural and informational requirements described in Article I, Section 6 of the Company's bylaws.

     Stockholder Communications with the Board of Directors. A stockholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Company at 1700 East Highland Drive, Jonesboro, Arkansas 72401, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of the Company and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

     o forward communication to the director or directors to whom it is addressed;

     o attempt to handle inquiry directly, for example a request for information about the Company as a stock-related matter; or

     o not forward the communication if it is primaril commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

     At each Board of Directors meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

     All members of the Nominating Committee are "independent" as defined in the Nasdaq Corporate Governance Listing Standards as applicable on the date of this Proxy Statement.

Attendance at Annual Meetings of Stockholders

     The Company does not have a policy regarding director attendance at annual meetings of stockholders. All of our then-current directors attended last year's annual meeting of stockholders.

Code of Conduct/Conflict of Interest Policy

     The Company and the Bank maintain a Code of Conduct/Conflict of Interest Policy applicable to all employees that sets forth requirements relating to ethical conduct, conflicts of interest, and compliance with the law. The Policy requires that the Company's and the Bank's employees, including senior executive officers, avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company's and the Bank's best interest. In addition, the Board of Directors has adopted a Code of Ethics specifically for the Chief Executive Officer and Senior Financial Officers of the Company. A copy of that Code is available, free of charge, on the corporate governance pages of our website, www.fcb-online.com.
             ------------------

The Compensation and Benefits Committee

     The Compensation and Benefits Committee consists of Directors Van Camp, A.J. Baltz and Campbell. The committee met once during the fiscal year ended September 30, 2005. The committee meets to review the performance of officers and employees and determines compensation and benefits programs and adjustments. Each member of the Compensation and Benefits Committee is considered "independent" as defined in the Nasdaq Corporate Governance Listing Standards.

Dividend  Committee

     The Dividend Committee consists of the entire Board of Directors. The Dividend Committee meets at least quarterly to recommend the amount and type of dividend to be paid by the Company. The Dividend Committee met four times during the fiscal year ended September 30, 2005.

Code of Ethics

     The Board of Directors has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers (the "Code"). The Code is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. The Code is available on the Company's website at www.fcb-online.com.
                                                             ------------------
Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

Directors' Compensation

     Each of the Company's directors received fees of $1,500 per month during the fiscal year ended September 30, 2005 for service on the Board of Directors of the Company. In addition, each director of the Company also serves as a director of the Bank; during the fiscal year ended September 30, 2005, each such director received additional fees of $500 per month for service on the Bank's Board of Directors.

Executive  Compensation

     The following table sets forth for the years ended September 30, 2005, 2004 and 2003, certain information as to the total remuneration paid by the Company to the Chief Executive Officer and those other executive officers whose total remuneration exceeded $100,000 (the "Named Executive Officers"). No other executive officer received salary and bonuses exceeding $100,000 in the year ended September 30, 2005.

                                                                                         Long-Term Compensation
                                                                                ----------------------------------------
                                                 Annual Compensation                   Awards               Payouts
                                       ---------------------------------------  --------------------  ------------------
                                                                     Other
                                                                     Annual     Restricted                     All Other
Name and Principal        Year Ended                                 Compen-      Stock     Options/    LTIP   Compen-
    Position               Sept. 30     Salary,(1)      Bonus        sation     Awards (3)  SARS (#)  Payouts  sation (2)
-----------------------  ------------  ------------  -----------  ------------  ----------  --------  -------  ---------
Dwayne Powell                2005        $ 264,507    $      -          -           -          -         -      $14,204
President and Chief          2004          261,000      60,507          -           -          -         -       38,284
Executive Officer            2003          254,750     100,507          -           -          -         -       49,011

Brad Snider,                 2005          161,007           -          -           -          -         -       11,340
Chief Operating Officer      2004          150,136      25,507          -           -          -         -       26,210
                             2003          116,000      25,541          -           -          -         -       29,888

Terry Prichard,              2005          134,507           -          -           -          -         -        9,675
Chief Financial Officer      2004          122,750      25,507          -           -          -         -       29,627
                             2003           85,250      25,541          -           -          -         -       28,206

Ralph Baltz,                 2005           73,507           -          -           -          -         -        6,256
Chairman of the Board        2004           70,000           -          -           -          -         -            -
                             2003                -      50,000          -           -          -         -            -

---------------------------------
(1)  Includes Board of Director and committee fees.
(2) Consists of payments made pursuant to the Bank's Profit Sharing Plan. See "--Benefits for Employees and Officers." Also includes the Bank's contributions or allocations (but not earnings) pursuant to the Bank's Employee Stock Ownership Plan. Does not include benefits pursuant to the Bank's Pension Plan. See "--Benefits for Employees and Officers."
(3) Represents awards made pursuant to the Company's Recognition and Retention Plan for Employees, which awards vested in five equal annual installments commencing on January 3, 2000. Dividends on such shares accrue and were paid to the recipient when the shares were granted. The value of such shares was determined by multiplying the number of shares awarded by the price at which the shares of common stock were sold.

     Compensation Committee Interlocks. During the fiscal year ended September 30, 2005, the Company had no "interlocking" relationships in which (i) any executive officer is a member of the board of directors of another entity, one of whose executive officers is a member of the Company's Board of Directors, or
(ii) any executive officer is a member of the compensation committee of another entity, one of whose executive officers is a member of the Company's Board of Directors.

     Employment Agreements. The Bank has entered into an employment agreement with Dwayne Powell, its President and Chief Executive Officer. The employment agreement provides for a term of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year such that the remaining term shall be up to three years unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation. The agreement provides that the base salary of the executive will be reviewed annually. In addition to the base salary, the agreement provides that the executive is to receive all benefits provided to permanent full time employees of the Bank, including among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreement permits the Bank to terminate the executive's employment for cause at any time. In the event the Bank chooses to terminate the executive's employment for reasons other than for cause, or upon the termination of the executive's employment for reasons other than a change in control, as defined, or in the event of the executive's resignation from the Bank upon (i) failure to be reelected to his current office, (ii) a material change in his functions, duties or responsibilities,
(iii) relocation of his principal place of employment, (iv) the liquidation or dissolution of the Bank or the Company, or (v) a breach of the agreement by the Bank, the executive, or in the event of death, his beneficiaries, would be entitled to receive an amount equal to the greater of the remaining payments, including base salary, bonuses and other payments due under the remaining term of the agreement or three times the average of the executive's base salary, including bonuses and other cash compensation paid, and the amount of any benefits received pursuant to any employee benefit plans maintained by the Bank.

     If termination, voluntary or involuntary, follows a change in control of the Bank, as defined in the agreement, the executive or, in the event of his death, his beneficiaries, would be entitled to a payment equal to the greater of
(i) the payments due under the remaining term of the agreement or (ii) 2.99 times his average annual compensation over the five years preceding termination. The Bank would also continue the executive's life, health, and disability coverage for the remaining unexpired term of the agreement to the extent allowed by the plan or policies maintained by the Bank from time to time. In the event payments to the executive include an "excess parachute payment" as defined in the Internal Revenue Code, payments under the employment agreement would be reduced to avoid this result. The Company has entered into an agreement with Mr. Powell that would provide any amounts lost under the employment agreement and reimburse Mr. Powell for any additional taxes owed as the result of having an excess parachute payment.

     The employment agreement provides that for a period of one year following termination, the executive agrees not to compete with the Bank in any city, town or county in which the Bank maintains an office or has filed an application to establish an office.

     The Bank has also entered into an employment agreement with Brad Snider, the Chief Operating Officer of the Company and the Bank. The employment agreement may be renewed every year for an additional year so that the remaining term is three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the executive. In addition, the employment agreement provides that the executive will receive all benefits provided to permanent full-time employees of the Bank, including, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel, and will be reimbursed for all reasonable business expenses. In the event the Bank or the Company terminates the executive's employment for any reason other than disability or retirement, a change in control, or for cause, or in the event the executive resigns upon: (i) failure to be reelected to his current office; (ii) a material change in his duties and responsibilities, which change would cause his position to become one of lesser responsibility or authority; (iii) relocation of his principal place of employment by more than 30 miles; (iv) a material reduction in the executive's base compensation or benefits; (v) the liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank, the executive would be entitled to a sum equal to the greater of the payments due for the remaining term of the agreement or three times the average of the five preceding years' salary, including bonuses and other cash compensation paid to the executive, up to a maximum of three times the executive's salary for the preceding year. In addition, the executive would be entitled to continuation of life, medical, dental and disability coverage for the remaining term of the employment agreement.

     In the event of a change in control followed by the executive's termination of employment, the Bank would pay the executive a sum equal to the greater of the payments due for the remaining term of the agreement or 2.99 times his base amount, and would continue life, medical, dental and disability coverage for 36 months. In the event payments to the executive include an "excess parachute payment" as defined in the Internal Revenue Code, payments under the employment agreement would be reduced to avoid this result. In the event of the voluntary termination of employment by the executive in the absence of a change in control, the Bank may, in its discretion, pay the executive an amount up to three times the average of the five preceding years' salary. In the event of termination for cause, the executive would not be entitled to any compensation or benefits for any period following such termination.

     Upon termination of the executive's employment agreement other than in connection with a change in control, the executive agrees not to compete with the Bank or the Company for a period of six months following termination in any city, town or county in which the Bank or the Company maintains an office or has filed an application to establish an office.

     1994 Stock Option Plan for Outside Directors. The Bank adopted the 1994 Stock Option Plan for Outside Directors of the Bank (the "1994 Directors' Plan") in April 1994, and such plan was subsequently approved by the Bank's stockholders. At that time, non-statutory stock options to purchase 20,643 shares were granted to the outside directors of the Bank. The 1994 Directors' Plan reserved 4,274 options for future grant. Any person who became a non-employee director subsequent to the effective date of the 1994 Directors' Plan was entitled to receive options for 1,424 shares of Bank common stock to the extent options were available. Options granted in 1994 vested ratably at 20% per year commencing on the first September 30th after the effective date of the 1994 Directors' Plan. The exercise price of the options was equal to the fair market value of the shares of Bank Common Stock underlying such option at the time the option was granted, or $10.00 per share of Bank Common Stock for options granted in conjunction with the Bank's initial stock offering. All options granted under the 1994 Directors' Plan were exercisable from time to time in whole or in part, and expire upon the earlier of ten years following the date of grant or three years following the date the optionee ceases to be a director. No options were granted under the 1994 Directors' Plan during the fiscal year ended September 30, 2005. On March 31, 1998, each share of Common Stock of the Bank, including shares underlying the options granted in the 1994 Directors' Plan, was converted (the "Conversion") into 4.0245 shares of Common Stock of the Company as part of the mutual-to-stock conversion of Pocahontas Federal Mutual Holding Company.

     Pocahontas Bancorp, Inc. Stock Option Plan. In October 1998, the Company adopted the Pocahontas Bancorp, Inc. Stock Option Plan (the "Stock Option Plan") for directors, officers and employees of the Bank and its affiliates and such plan was subsequently approved by the Company's stockholders. The Stock Option Plan is administered by a committee of non-employee directors. The Stock Option Plan authorizes the grant of incentive stock options within the meaning of
Section 422 of the Code, "non-statutory stock options" which do not qualify as incentive stock options, certain "limited rights" exercisable only upon a change in control of the Company or the Bank, "dividend equivalent rights" payable only upon declaration of an extraordinary dividend and "reload options", which provide an option to acquire shares of Common Stock equivalent to the shares used to pay for an option or deducted from a distribution to satisfy income tax withholding.

     On the effective date of the Stock Option Plan, incentive stock options for 277,075 shares of Company Common Stock were granted to employees and officers and non-statutory stock options for 80,000 shares were granted to outside directors. No shares were reserved for future grant. Options granted in 1998 vest ratably at 20% per year commencing on October 23, 1999. The exercise price of the options is equal to the fair market value of the shares of Company Common Stock underlying such options on the date of grant. Incentive stock options granted under the Stock Option Plan are exercisable in whole or in part and expire upon the earlier of ten years following the date of grant or three years following the date the optionee ceases to be an officer or employee. Non-statutory options expire upon the earlier of ten years and one day following the date of grant or three years following the date the optionee ceases to be a director. No options were granted in the year ended September 30, 2005 under the Stock Option Plan. In January 2000, the stockholders of the Company approved an amendment to the Stock Option Plan providing for accelerated vesting of awards upon a change in control of the Company or upon retirement, as defined in such plan.

     The following table sets forth certain information regarding the shares acquired upon the exercise of options outstanding under the Company's stock option plans, and the value realized during fiscal year 2005 by the Named Executive Officers of the Company at September 30, 2005.

=======================================================================================================================
                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                      FISCAL YEAR-END OPTION VALUES
=======================================================================================================================
                                                        Number of Unexercised             Value of Unexercised
                                                            Options at                  In-The-Money Options
                                                         Fiscal Year-End                 at Fiscal Year-End
                              Shares                  -------------------------------- --------------------------------
                             Acquired
                               upon         Value
           Name              Exercise     Realized        Exercisable/Unexercisable       Exercisable/Unexercisable
Dwayne Powell                   --            --                   80,000/0                       $280,000/$0
-------------------------- ------------- ------------ -------------------------------- --------------------------------
Ralph P. Baltz                  --            --                   16,000/0                       $ 56,000/$0
-------------------------- ------------- ------------ -------------------------------- --------------------------------

                                       11

Brad Snider                     --            --                   16,830/0                       $101,990/$0
-------------------------- ------------- ------------ -------------------------------- --------------------------------
Terry Prichard                  --            --                    2,500/0                        $ 8,750/$0
=======================================================================================================================

     Pocahontas Bancorp, Inc. Recognition and Retention Plan. In October 1998, the Company adopted the Pocahontas Bancorp, Inc. Recognition and Retention Plan (the "Recognition and Retention Plan"), which was subsequently approved by the Company's stockholders. At the time of implementation of this plan, 142,830 shares of Company Common Stock were awarded to officers, directors and employees of the Company.

     A Committee of the Board of Directors of the Company composed of two or more non-employee directors of the Company administers the Recognition and Retention Plan. Awards were granted in the form of shares of Company Common Stock that were restricted by the terms of the Recognition and Retention Plan ("Restricted Stock"). Restricted Stock is nontransferable and non-assignable. Participants in the Recognition and Retention Plan become vested in shares of Company Common Stock covered by an award and all restrictions lapse at a rate of 20% per year commencing on January 3, 2000. Awards become fully vested (i.e., all restrictions lapse) upon termination of employment or cessation of service due to death or disability; in January 2000, the stockholders of the Company approved an amendment to the Recognition and Retention Plan providing for full vesting of awards upon a change in control of the Company or upon retirement, as defined in such plan. Upon termination of employment for any other reason, unvested shares of Restricted Stock are forfeited. The holders of the Restricted Stock have the right to vote such shares during the restricted period and receive the cash and stock dividends with respect to the Restricted Stock when declared and paid. The holders may not sell, assign, transfer, pledge or otherwise encumber any of the Restricted Stock during the restricted period.

     Director Emeritus Plan. The Bank currently has two former directors who have been appointed "Directors Emeritus." Upon reaching age 70 with 10 years of continuous service as a director, each current Director Emeritus was, upon retirement from the Board of Directors, appointed a "Director Emeritus" in exchange for performing consulting services for the Board of Directors. Under the current plan, in consideration of his services, a Director Emeritus will receive an annual fee of $18,000 for a ten-year period (the "benefit period") following the director's designation as a Director Emeritus. The Director Emeritus Plan provides for survivor benefits payable to a designated beneficiary in an amount equal to the annual fee for the remainder of the ten-year period, plus a $10,000 "burial benefit," which is designated for the payment of burial and/or funeral expenses.

     401(k) Savings and Employee Stock Ownership Plan. The Bank merged its Employee Stock Ownership Plan ("ESOP") and Profit Sharing Plan to form the 401(k) Savings and Employee Stock Ownership Plan (the "KSOP"), effective October 1, 1997, to enable participants to invest in Bank Common Stock with the pre-tax deferral of their salary ("Elective Deferrals"). The KSOP is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Employees with a year of service with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate in any ESOP, matching or discretionary contributions under the plan. Any employee with one hour of service may participate in making any Elective Deferrals.

     The ESOP portion of the KSOP provides the plan with the ability to borrow money for the purpose of purchasing Bank Common Stock. As part of the Conversion, the ESOP portion of the KSOP borrowed funds from the Company and used those funds to purchase a number of shares equal to 8% of the Common Stock issued in the Conversion. Collateral for the loan was the Common Stock purchased by the KSOP. Shares purchased with the ESOP loan are held in a suspense account for allocation among participants' accounts as the loan is repaid. As the ESOP loan is repaid from contributions the Bank makes to the ESOP portion of the KSOP, shares are released from the suspense account in an amount proportional to the repayment of the KSOP loan. The released shares are allocated among the ESOP accounts of participants who have a minimum 1,000 hours of service for the current plan year and are employed on the last day of the plan year, on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation. As part of the Conversion on March 31, 1998, each share of common stock of the Bank, including shares in the KSOP, was converted into 4.0245 shares of Common Stock of the Company.

     Participants may elect to defer up to 15% of their salary into the KSOP ("Elective Deferrals"). The Bank may, in its discretion, make discretionary ("Discretionary Contributions") and/or matching contributions ("Matching Contributions") to the KSOP. Benefits in the ESOP, Discretionary Contributions and Matching Contributions generally will become 100% vested after five years of credited service. Employees are 100% vested in the Elective Deferral accounts and rollover accounts at all times under the plan. Participants will be credited for years of service with the Bank prior to the effective date of the plan. Forfeitures of Matching and Discretionary Contributions will be used to reduce such contributions in succeeding plan years; forfeitures of ESOP Contributions are reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement, disability, or separation from service in a lump sum or, at the election of the participant, in installments not to exceed five years. The Bank's contributions to the KSOP are discretionary, subject to the ESOP loan terms and tax law limits, so benefits payable under the KSOP cannot be estimated.

     The KSOP provides for loans to employees not to exceed 50% of their vested Discretionary Contribution, Elective Deferral, Matching Contribution or Rollover Account balances, or $50,000. Withdrawals are permitted only to the extent of hardship (e.g., medical expenses), to purchase a primary residence, for limited education expenses or any other condition or event as determined by the Commissioner of the Internal Revenue Service from the vested portion of the Discretionary Contribution, Elective Deferral, Matching Contribution or Rollover Accounts.

     A committee was appointed by the Board of Directors of the Bank to administer the KSOP (the "KSOP Committee"). The KSOP Committee instructs the trustee regarding investment of funds contributed to the KSOP. The KSOP trustee is required to vote all allocated shares held in the KSOP in accordance with the instructions of the participants; unallocated shares shall be voted in a manner calculated to reflect most accurately the instructions the KSOP trustee has received from participants regarding the allocated stock. If no shares have been allocated, KSOP participants will be deemed to have one share of stock allocated to his account for the sole purpose of providing the trustee with voting instructions. Under ERISA, the Secretary of Labor is authorized to bring an action against the KSOP trustee for the failure of the KSOP trustee to comply with its fiduciary responsibilities. Such a suit could seek to enjoin the KSOP trustee from violating its fiduciary responsibilities and could result in the imposition of civil penalties or criminal penalties if the breach is found to be willful.

     Supplemental Executive and Director Retirement Plans. The Bank has implemented non-qualified Supplemental Executive and Director Retirement Plans ("SERP") to provide a select group of management and highly compensated employees as well as directors who serve on the Board until the age of 60 (or, in some cases, 65), with additional benefits following termination of employment or service due to retirement, death, after a change in control or involuntary termination. The contribution made to the SERP is intended to provide an actuarially determined annual benefit of $214,286 for Dwayne Powell, payable monthly for 20 years (and, in the case of directors, amounts ranging from $29,316 and $35,640, payable over twenty years). In the event of the employee's disability, the employee will be entitled to a disability benefit equal to the annuitized present value of his accrued benefit payable monthly for twenty years. In addition, upon the employee's death following disability, the employee's beneficiary will receive an additional lump sum death benefit equal to $2.35 million in the case of Mr. Powell, reduced by all prior contributions made to the SERP on behalf of the participant. In the event of a director's disability, the director would be entitled to a disability benefit equal to the annuitized present value of his accrued benefit payable monthly for twenty years. In addition, upon the director's death following disability, the director's beneficiary will receive an additional lump sum benefit of $600,000, reduced by all prior contributions made to the plan on behalf of the director. The SERPs also provide for a $15,000 "burial benefit," which is designated for the payment of burial and/or funeral expenses.

     The Bank and the SERP participants have each established a trust in connection with each SERP. These trusts will be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trusts will be beneficially owned by the SERP participants, who will recognize income as contributions are made to the trusts. Earnings on the trust's assets are taxable to the participant. The trustee of the trust may, among other things, invest the trust's assets in the Company Common Stock and may purchase life insurance on the life of the participant with assets of the trust.

         In fiscal 2001, the Company and the Bank entered into agreements with directors Campbell, Van Camp and Rainwater providing for a cash payment to them equal to the present value of the remaining contributions required to be made by the Bank on behalf of such directors to their respective SERPs. In consideration for this payment, the directors agreed that no further benefits accruals or contributions would be made under their SERPs, which were terminated. Also in fiscal 2001, the Company and the Bank entered into an agreement with director Ralph P. Baltz that reduced the payout to his SERP on a change in control of the Bank or the Company to the remaining annual contributions due to his SERP. The Company has entered into an agreement with Director Baltz that would reimburse him for any lost SERP benefits and excise taxes owed if payments to the SERP due to a change in control cause an excess parachute payment.

Audit Committee Report

     Each member of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers, Inc. The Company's Board of Directors has adopted a written charter for the Audit Committee.

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this Proxy
Statement:

     As part of its ongoing responsibilities, the Audit Committee has:

     o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended September 30, 2005;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for filing with the Securities and Exchange Commission. In addition, the Audit Committee appointed Deloitte & Touche, LLP as the Company's independent auditors for the year ending September 30, 2006, subject to the ratification of this appointment by the stockholders.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference. This report shall not otherwise be deemed filed under such Acts.

             This report has been provided by the Audit Committee:

                Marcus Van Camp
                N. Ray Campbell
                A.J. Baltz
                Bruce Burrow

Report of the Compensation and Benefits Committee on Executive Compensation

     Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's chief executive officer and other executive officers of the Company. The Compensation and Benefits Committee of the Company consists only of independent directors. In fulfillment of the SEC requirement, the Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

     The Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer ("CEO"). The Committee determines salary levels for seniorexecutives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Grants of stock options and restricted stock awards to senior management and key employees, under certain of the Bank's and the Company's stock-based compensation plans, are also determined by the Committee.

     This report is submitted by the Committee and the Board of Directors of the Company to summarize their involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, Dwayne Powell, in particular, during fiscal year 2005.

     General Policy. The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures that include, but are not limited to, financial performance. Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations. The Committee has complete access to all necessary personnel records, financial reports, and other data.

     Components of Compensation. In evaluating executive compensation, the Committee concentrates on three fundamental components: salary, annual bonus, and long-term incentive compensation.

     Salary levels for senior executives and other officers are reviewed by the Committee on an annual basis. Salary levels reflect an individual's responsibilities and experience and the Committee's view of competitive marketplace conditions. Bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Committee's decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual's contribution to the Company's and the Bank's success since the executive's last evaluation and the demonstrated capacity to adapt to meet the future needs of each. No particular weightings of these factors were used to calculate bonuses.

     The third component of the executive compensation strategy of the Company and the Bank is its long-term incentive compensation program, under which executives receive stock options that offer them the possibility of future gains, depending on the executive's continued employment by the Company or the Bank and the long-term price appreciation of the Company's common stock. In the view of the Compensation Committee, a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. All stock options have been granted with exercise prices equal to the fair market value on the date of grant. The specific factors considered in determining eligibility and the number of shares to be granted were the executive's position and responsibilities, the contributions made toward achieving the strategic goals of the Company and the Bank, and the capacity to adjust to new and more demanding challenges.

     Committee Review of Executive Compensation. In making its recommendations regarding executive compensation at fiscal year-end 2005, the Committee was influenced by several positive factors. Primary among these was the financial performance of the Company and the significant role of the Company's executive officers in bringing it about. Another key consideration was the degree to which management has continued to convey the Company's message in a timely and effective manner to the public markets, and to fulfill the responsibilities of a publicly traded company. Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included advances in strategic direction, strengthened internal controls, and regulatory compliance.

     Compensation of the Chief Executive Officer. In assessing appropriate types and amounts of compensation for the CEO, the Committee evaluates both corporate and individual performance. Corporate factors included in such evaluation are: return on average assets, the level of the efficiency ratio, and the market performance of the common stock. Individual factors include the CEO's initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing.

     After reviewing the Company's fiscal 2005 results in comparison with those of its industry peers, as well as his individual contributions, the Committee made no adjustment to Mr. Powell's salary for 2006.

     This report has been provided by the Compensation and Benefits Committee.

                        A.J. Baltz                Marcus Van Camp
                        N. Ray Campbell

Stock Performance Graph

     The following graph compares the cumulative total stockholder return including dividends for the five-year period ended on September 30, 2005, for the following: (a) the common stock of the Company, (b) stocks included in the Nasdaq Composite Index, and (c) stocks included in the SNL Thrift Index. Management of the Company cautions that the stock price performance shown in the graph should not be considered indicative of potential future stock price performance.

--------------------------------------------------------------------------------
                            Pocahontas Bancorp, Inc.
--------------------------------------------------------------------------------


                                [GRAPHIC OMITTED]


                                                                             Period Ended
                                      ------------------------------------------------------------------------------------------
Index                                       09/30/00       09/30/01        09/30/02       09/30/03       09/30/04       09/30/05
--------------------------------------------------------------------------------------------------------------------------------
Pocahontas Bancorp, Inc.                      100.00         108.33          148.81         185.65         236.04         185.55
NASDAQ - Total US                             100.00          40.92           32.12          49.20          52.50          59.95
SNL Thrift Index                              100.00         135.07          142.16         197.08         227.67         238.96


This stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Transactions

     The Bank has followed a policy of granting consumer loans and loans secured by one-to-four family real estate to officers, directors and employees. Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with the Bank's underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.

     All loans by the Bank to its directors and executive officers are subject to Office of Thrift Supervision regulations restricting loan and other transactions with affiliated persons of the Bank. Federal law generally requires that all loans to directors and executive officers be made on terms and conditions comparable to those for similar transactions with non-affiliates, subject to limited exceptions. However, recent regulations now permit executive officers and directors to receive the same terms on loans through plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Loans to all directors, executive officers, and their associates totaled $13.1 million at September 30, 2005, which was 24.9% of the Company's stockholders' equity at that date. There were no loans outstanding to any director, executive officer or their affiliates at preferential rates or terms during the three years ended September 30, 2005. All loans to directors and officers were performing in accordance with their terms at September 30, 2005.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers are made in conformity with the Federal Reserve Act and applicable regulations of the FDIC and the Office of Thrift Supervision.

     Lindley Smith, a director of the Company and of the Bank, has been engaged to provide consulting services to the Company and the Bank. During the year ended September 30, 2005, the Company paid Mr. Smith $36,000 in consulting fees and approximately $24,000 for life, health and disability insurance.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche, LLP conducted the audit of the Company's accounts for fiscal 2005. A representative of Deloitte & Touche, LLP, is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

     The Sarbanes-Oxley Act of 2002 requires the Audit Committee of the Board of Directors to be directly responsible for the appointment, compensation, and oversight of the audit work of the independent auditors. However, the Audit Committee has not yet determined the Company's auditors for the 2006 fiscal year.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by Deloitte & Touche, LLP during fiscal years 2005 and 2004.

                                               2005                    2004
                                               ----                    ----
Audit Fees                                $    269,520            $   217,755
Audit Related Fees                               8,000                 13,331
Tax Fees                                            --                 12,875
All Other Fees                                      --                     --

     The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services rendered during the year ended September 30, 2004, was compatible with maintaining Deloitte & Touche, LLP's independence. The Audit Committee concluded that performing such services did not affect Deloitte & Touche, LLP's independence in performing its function as auditor of the Company.

     The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Deloitte & Touche, LLP, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit-related fees and tax fees described above during the fiscal years ended September 30, 2005 and 2004.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting has to be received at the Company's executive office, 1700 East Highland Drive, Jonesboro, Arkansas 72401, no later than September 7, 2006. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

        ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which the next annual meeting of stockholders is expected to be held is February 14, 2007. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before this annual meeting of stockholders must be given to the Company no later than November 16, 2006. If notice is received after November 10, 2006, it will be considered untimely, and the Company will not be required to present the matter at the stockholders' meeting.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors except for matters related to the conduct of the Meeting, as to which they shall act in accordance with their best judgment.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2005, AND A COPY OF THE COMPANY'S 2005 ANNUAL REPORT TO STOCKHOLDERS WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO JAMES A. EDINGTON, SECRETARY, POCAHONTAS BANCORP, INC., 1700 EAST HIGHLAND DRIVE, JONESBORO, ARKANSAS 72401, OR CALL 870-802-1700.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ James A. Edington

                                James A. Edington
                                Secretary
Jonesboro, Arkansas
January 5, 2006

                                 REVOCABLE PROXY

                            POCAHONTAS BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 8, 2006

     The undersigned hereby appoints the official proxy committee consisting of those members of the Board of Directors not nominated below, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Jonesboro Country Club, 1408 E. Nettleton Avenue, Jonesboro, Arkansas on February 8, 2006 at 2:00 p.m., Arkansas Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                                                      VOTE
                                                                  FOR               WITHHELD
                                                              (except as
                                                             marked to the
                                                               contrary
                                                                below)

1. The election as Director of the nominee listed                [ ]                   [ ]
   below, to serve for a term of three years.

                  Ralph P. Baltz
                  Marcus Van Camp
                  Lindley V. Smith

INSTRUCTION: To withhold your vote for the nominee, write the name of the nominee(s) on the line(s) below.

_____________________

_____________________




The Board of Directors recommends a vote "FOR" the listed proposal.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. HOWEVER, EXECUTION OF A PROXY CONFERS ON THE PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES REPRESENTED BY THE PROXY IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING.
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting; a proxy statement dated January 5, 2006, and audited financial statements.


Dated: _________________________                [ ]     Check Box if You Plan
                                                        to Attend Annual Meeting


--------------------------------                --------------------------------
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


--------------------------------                --------------------------------
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.




--------------------------------------------------------------------------------
           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.
--------------------------------------------------------------------------------



                                       2